UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 2, 2005

Nextel Partners, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-29633	91-1930918

(Commission File Number)	(IRS Employer Identification No.)
4500 Carillon Point
Kirkland, Washington 98033
(Address of Principal Executive Offices) (Zip Code)
(425) 576-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     X Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
               As previously reported, on July 22, 2005, Nextel Partners, Inc., Nextel Communications, Inc. and Nextel WIP Corp., a subsidiary of Nextel Communications, selected a three-member arbitration panel to hear matters set forth in Nextel Partners’ demand for arbitration relating to branding, marketing and other operational matters.
               On September 2, 2005, the arbitration panel issued a ruling with respect to Nextel Partners’ request for a preliminary injunction to prevent Nextel Communications from making any change in its brand identity, unless and until Nextel Partners was permitted to make the same change at the same time. While denying the request for a preliminary injunction, the panel found that Nextel Partners was likely to prevail on its claim that the use of the new Sprint-Nextel brand by Nextel Communications’ operating subsidiaries, without making the new brand available to Nextel Partners, violates the non-discrimination provisions of Section 2.6 of the Joint Venture Agreement.
               In explaining its decision, the panel stated that Section 8.1 of the Joint Venture Agreement did not bar Nextel Communications from using the new brand but said that, in light of Nextel Partners’ put right, “any loss during the ‘put’ process period and by diminution of value through a lower ‘put’ price arising from the discrimination” under Section 2.6 could “be remedied by a monetary award.” The panel also stated its view that, in the context of the put right, a money damage award could remedy any damage to Nextel Partners from the violation of its contractual rights.
               With respect to Nextel Partners’ remaining claims, in particular with respect to the handling of national accounts and confidential customer information, the panel reserved these matters “for future ruling if necessary.”
               The full text of the panel’s decision is filed herewith as Exhibit 99.1. Nextel Partners intends to continue to pursue the claims set forth in its arbitration demand and to seek monetary damages and other relief, as the arbitration panel finds appropriate, for Nextel Communications’ and Nextel WIP’s breaches of their contractual obligations. There can be no assurance as to the outcome or timing of any further proceedings.
Item 9.01 Financial Statements and Exhibits.
               99.1 Text of Arbitration Panel Decision
ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the put right arising in connection with the Sprint Corporation and Nextel Communications, Inc. merger transaction, Nextel Partners, Inc. has filed and will be filing proxy statements and other materials with the Securities and Exchange Commission. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION ABOUT NEXTEL PARTNERS, INC. AND THE PUT RIGHT AND POTENTIAL TRANSACTION. Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other materials filed with the SEC concerning Nextel Partners, Inc. at the SEC’s website at http://www.sec.gov. Free copies of Nextel Partners, Inc.’s SEC filings are also available on Nextel Partners, Inc.’s website at http://www.nextelpartners.com. These materials and other documents may also be obtained for free from: Nextel Partners, Inc at Nextel Partners, Inc., 4500 Carillon Point, Kirkland, WA 98033, Attn: Investor Relations.
PARTICIPANTS IN THE SOLICITATION
Nextel Partners, Inc. and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Nextel Partners, Inc.’s stockholders with respect to the put right and potential transaction. Information regarding the officers and directors of Nextel Partners, Inc. is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 8, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the put right and potential transaction.

SIGNATURES
               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.
By:	/s/ Donald J. Manning
	Name:	Donald J. Manning
	Title:	Vice President, General Counsel and Secretary

Date: September 5, 2005

Exhibits
               Exhibit 99.1 Text of Arbitration Panel Decision